Exhibit 6

THE “SHELL” TRANSPORT AND TRADING COMPANY,
PUBLIC LIMITED COMPANY

POWER OF ATTORNEY

FROM

MANAGING DIRECTORS,
DIRECTORS &
OFFICERS OF

THE COMPANY

DATED THIS 22nd DAY OF JUNE 2004

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Managing Directors, Directors and Officers of THE “SHELL” TRANSPORT AND TRADING COMPANY, PUBLIC LIMITED COMPANY, an English company, which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Agreement Form F-6 (hereinafter called “Form F-6”) hereby constitutes and appoints JYOTI MUNSIFF AND MARK EDWARDS, its true and lawful attorneys-in-fact and agents, and each of them with full power to act without the other as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign and to procure all necessary signatures to Form F-6 and any and all amendments thereof and any and all other documents in connection with Form F-6 or any such amendments, and to file or cause to be filed such Form F-6 and each such amendment with all exhibits thereto and any or all other documents in connection therewith, with the said Securities and Exchange Commission, hereby granting unto the said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any  and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS HEREOF, these presents have been signed, sealed and delivered as a Deed as of the 22nd day of June 2004.

/s/ LORD OXBURGH
Name: LORD OXBURGH
Chairman

/s/ MALCOLM BRINDED	_________________________________
Name: MALCOLM BRINDED	Name: TEYMOUR ALIREZA
Managing Director (principal executive, financial and accounting officer)	Non-executive Director

_________________________________	/s/ DR. EILEEN BUTTLE
Name: SIR PETER BURT	Name: DR. EILEEN BUTTLE
Non-executive Director	Non-executive Director

_________________________________	/s/ NINA HENDERSON
Name: LUIS GIUSTI	Name: NINA HENDERSON
Non-executive Director	Non-executive Director

/s/ SIR PETER JOB	/s/ SIR JOHN KERR
Name: SIR PETER JOB	Name: SIR JOHN KERR
Non-executive Director	Non-executive Director

/s/ SIR MARK MOODY-STUART
Name: SIR MARK MOODY-STUART
Non-executive Director